SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 16, 2005 (Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200
 Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

(503) 546-2491
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On March 16, 2005, Umpqua Holdings Corporation issued a press release announcing that Umpqua's preparation of year-end financial statements revealed $6.9 million in reclassifications on the balance sheet, which resulted in a reduction of assets and liabilities as of December 31, 2004 as compared to the corresponding numbers reported in its 2004 earnings release on January 27, 2005. The reclassifications, relating to recording Umpqua's deferred income tax liability and the application of pending loan payments, had no impact on previously reported earnings or shareholders' equity.

        A copy of the press release is attached as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

         On March 16, 2005, Umpqua Holdings Corporation issued a press release announcing the declaration of a cash dividend of $0.06 per common share payable on April 15, 2005 to all shareholders of record as of March 31, 2005; that it will hold a quarterly earnings conference call Thursday, April 21, 2005 at 10:00 a.m. PDT (1:00 p.m. EDT) where the Company will discuss first quarter results and provide an update on recent activities; and that, pursuant to Rule 12b-25, Umpqua will obtain an extension of the filing deadline for its Form 10-K for the year ending December 31, 2004.

        A copy of the press release is attached as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1 Press Release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: March 16, 2005	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Ray Davis	Dan Sullivan
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-546-2490	503-546-2492
raydavis@umpquabank.com	dansullivan@umpquabank.com

UMPQUA HOLDINGS CORPORATION ANNOUNCES FIRST QUARTER DIVIDEND AND COMPANY ALSO POSTPONES FORM 10-K FILING BY UP TO TWO WEEKS

PORTLAND, Ore. - March 16, 2005- The Board of Directors of Umpqua Holdings Corporation (NASDAQ: UMPQ) today announced a cash dividend of $0.06 per common share payable on April 15, 2005 to all shareholders of record as of March 31, 2005.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, April 21, 2005 at 10:00 a.m. PDT (1 p.m. EDT) where the company will discuss first quarter results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-791-5525 a few minutes before 10:00 a.m. The password is "UMPQUA." A rebroadcast will be available approximately one hour after the conference call by dialing 866-361-4938 or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the company's website prior to the call.

The company also announced today that it would obtain an extension of up to two weeks in the filing deadline for its Form 10-K for the period ending December 31, 2004, pending completion of the year-end audit including the assessment of internal controls under Section 404 of Sarbanes-Oxley, and an independent review of the internal control process under which pre-closing charges and the opening balance sheet were recorded in connection with the company's July 2004 acquisition of Humboldt Bancorp.

Unrelated to that review, Umpqua reported that its preparation of year-end financial statements for the Form 10-K revealed $6.9 million in reclassifications on the balance sheet, which resulted in a reduction of assets and liabilities as of December 31, 2004 as compared to the corresponding numbers reported in its 2004 earnings release on January 27, 2005. The reclassifications, relating to recording our deferred income tax liability and the application of pending loan payments, had no impact on previously reported earnings or shareholders' equity. No other changes are anticipated from the numbers reported earlier.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 92 stores throughout Oregon, Northern California and Southwest Washington. The bank was named #1 on "The 100 Best Companies to Work For in Oregon" large companies list for 2004 by Oregon Business Magazine. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc. which has 14 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Additionally, Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

* * * * *

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in the company's filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Specific risks in this press release include the results of the additional audit procedures and the review of internal control processes.

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